                                                                    EXHIBIT 99.1



                        COMBINED FINANCIAL STATEMENTS FOR
                              VODAFONE AIRTOUCH PLC
                       U.S. CELLULAR AND PAGING OPERATIONS

================================================================================
1    Independent Auditors' Report
--------------------------------------------------------------------------------
2 Combined Statements of Operations for the six months ended December 31, 1999 and June 30, 1999
--------------------------------------------------------------------------------
3    Combined Balance Sheet as of December 31, 1999
--------------------------------------------------------------------------------
4 Combined Statements of Changes in Stakeholder's Equity for the six months ended December 31, 1999 and June 30, 1999
--------------------------------------------------------------------------------
5 Combined Statements of Cash Flows for the six months ended December 31, 1999 and June 30, 1999
--------------------------------------------------------------------------------
6    Notes to Combined Financial Statements
================================================================================

INDEPENDENT AUDITORS' REPORT


To the Stakeholder of U.S. Cellular and Paging Operations:

We have audited the accompanying combined balance sheet of Vodafone AirTouch Plc
- U.S. Cellular and Paging Operations (the "Companies") as of December 31, 1999, and the combined statements of operations, changes in stakeholder's equity and cash flows for the six months ended December 31, 1999 and the six months ended June 30, 1999. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note A to the financial statements, the balance sheet of the Companies include the net assets acquired by Vodafone in its purchase of AirTouch Communications Inc. ("AirTouch") on June 30, 1999, after giving effect to the allocation of Vodafone's purchase price to AirTouch's net assets. The related statements of operations and retained earnings and cash flows for the six months ended December 31, 1999 reflect the results of operations and the cash flows of AirTouch subsequent to such acquisition after giving effect to the allocation of Vodafone's purchase price to AirTouch's net assets.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 1999, and the results of their operations and their cash flows for the six months ended December 31, 1999 and the six months ended June 30, 1999 in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP

San Francisco, California
April 21, 2000

-----------------------------------------------------------------------------------------------------------------------
Combined Statements of Operations
-----------------------------------------------------------------------------------------------------------------------

Vodafone AirTouch Plc - U.S. Cellular and Paging Operations



========================================================================================================================
                                                                                        For the 6 Months Ended
                                                                               -----------------------------------------
                                                                                   December 31             June 30
                                                                               -----------------------------------------
(Dollars in millions)                                                                  1999                  1999
------------------------------------------------------------------------------------------------------------------------
Operating revenues                                                                    $ 2,749              $ 2,549
------------------------------------------------------------------------------------------------------------------------

Operating expenses:
   Cost of revenues                                                                       796                  653
   Selling and customer operations expenses                                               864                  776
   General, administrative, and other expenses                                            209                  212
   Depreciation and amortization expenses                                                 943                  491
------------------------------------------------------------------------------------------------------------------------
Total operating expenses                                                                2,812                2,132
------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                                                   (63)                 417

Equity in net income (loss) of unconsolidated wireless systems                            (80)                   8

Minority interests in net income of consolidated wireless systems                         (40)                 (39)

Interest:
   Expense                                                                                (16)                 (32)
   Income                                                                                   3                    5
Miscellaneous income (expense)                                                             20                   (1)
------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                                        (176)                 358
Income tax expense (benefit)                                                              (57)                 173
------------------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to stakeholder                                           $  (119)             $   185
========================================================================================================================

     The accompanying Notes are an integral part of the Combined Financial Statements.

--------------------------------------------------------------------------------
Combined Balance Sheet
--------------------------------------------------------------------------------

Vodafone AirTouch Plc - U.S. Cellular and Paging Operations


=========================================================================================================================
                                                                                                    December 31
                                                                                           ------------------------------
(Dollars in millions)                                                                                  1999
-------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
   Cash and cash equivalents                                                                         $        0
   Accounts receivable (net of allowance for uncollectibles of $83)                                         610
   Inventories                                                                                              102
   Other receivables                                                                                         61
   Other current assets                                                                                     130
-------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                                        903
Property, plant, and equipment, net                                                                       4,058
Investments in unconsolidated wireless systems                                                            6,755
Intangible assets, net                                                                                   33,558
Deferred charges and other noncurrent assets                                                                 22
-------------------------------------------------------------------------------------------------------------------------
Total assets                                                                                         $   45,296
=========================================================================================================================

Liabilities and Stakeholder's Equity
Current liabilities:
   Accounts payable, trade                                                                           $      302
   Due to related parties                                                                                   475
   Other current liabilities                                                                                588
-------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                                 1,365
-------------------------------------------------------------------------------------------------------------------------
Deferred income taxes                                                                                    12,226
Deferred credits and other noncurrent liabilities                                                            14
-------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                                        13,605
-------------------------------------------------------------------------------------------------------------------------
Commitments and contingencies
Minority interests in consolidated wireless systems                                                         235
-------------------------------------------------------------------------------------------------------------------------
Stakeholder's equity:
   Paid-in capital                                                                                       31,575
   Accumulated deficit                                                                                     (119)
-------------------------------------------------------------------------------------------------------------------------
Total stakeholder's equity                                                                               31,456
-------------------------------------------------------------------------------------------------------------------------
Total liabilities and stakeholder's equity                                                           $   45,296
=========================================================================================================================


     The accompanying Notes are an integral part of the Combined Financial Statements.

--------------------------------------------------------------------------------
Combined Statements of Changes in Stakeholder's Equity
--------------------------------------------------------------------------------

Vodafone AirTouch Plc - U.S. Cellular and Paging Operations

======================================================================================================================
                                                                                   Retained Earnings
                                                                                     (Accumulated
(Dollars in millions)                                       Paid-In Capital            Deficit)             Total
-----------------------------------------------------------------------------------------------------------------------
January 1, 1999 balances                                       $   10,250               $  (46)           $   10,204
Tax benefits - employee compensation                                    6                                          6
Other                                                                   3                                          3
Net income                                                                                 185                   185
-----------------------------------------------------------------------------------------------------------------------
June 30, 1999, balances                                            10,259                  139                10,398
Purchase accounting adjustments (Note F)                           20,998                 (139)               20,859
Tax benefits - employee compensation                                  316                                        316
Other                                                                   2                                          2
Net loss                                                                                  (119)                 (119)
-----------------------------------------------------------------------------------------------------------------------
December 31, 1999, balances                                    $   31,575               $ (119)           $   31,456
=======================================================================================================================


     The accompanying Notes are an integral part of the Combined Financial Statements.

-------------------------------------------------------------------------------
Combined Statements of Cash Flows
-------------------------------------------------------------------------------

Vodafone AirTouch Plc - U.S. Cellular and Paging Operations

=========================================================================================================================
                                                                                        For the 6 Months Ended
                                                                              -------------------------------------------
                                                                                     December 31             June 30
                                                                              -------------------------------------------
(Dollars in millions)                                                                    1999                  1999
-------------------------------------------------------------------------------------------------------------------------
Cash flows from (used in) operating activities:
   Net (loss) income applicable to stakeholder                                         $  (119)             $   185
   Adjustments to reconcile net (loss) income applicable to stakeholder for items currently not affecting operating cash flows:
         Depreciation and amortization expenses                                            943                  491
         Equity in net (income) loss of unconsolidated wireless systems                     80                   (8)
         Distributions received from equity investees                                       83                   60
         Minority interests in net income of consolidated wireless systems                  40                   39
         Deferred income tax benefit                                                      (155)                  (5)
         Changes in assets and liabilities:
            Accounts receivable, net                                                       (22)                 (20)
            Other current assets and receivables                                           (36)                 (44)
            Deferred charges and other noncurrent assets                                    (1)                   1
            Accounts payable and other current liabilities                                  50                  (23)
            Deferred credits and other liabilities                                          (1)                   8
-------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities                                                       862                  684
-------------------------------------------------------------------------------------------------------------------------
Cash flows from (used in) investing activities:

   Investments in unconsolidated wireless systems                                          (24)                (217)
   Proceeds from sale of wireless systems                                                    0                   40
   Additions to property, plant, and equipment                                            (487)                (426)
   Proceeds from sale of property, plant, and equipment                                      0                    5
   Other investing activities                                                              (17)                  10
-------------------------------------------------------------------------------------------------------------------------
Cash flows used in investing activities                                                   (528)                (588)
-------------------------------------------------------------------------------------------------------------------------
Cash flows from (used in) financing activities:
   Distributions to minority interests of consolidated wireless systems, net               (35)                ( 23)
   Decrease in amounts due to related parties                                             (300)                 (67)
   Other financing activities                                                                1                   (6)
-------------------------------------------------------------------------------------------------------------------------
Cash flows used in financing activities                                                   (334)                 (96)
-------------------------------------------------------------------------------------------------------------------------
Net change in cash and cash equivalents                                                      0                    0

Beginning cash and cash equivalents                                                          0                    0
-------------------------------------------------------------------------------------------------------------------------
Ending cash and cash equivalents                                                       $     0              $     0
========================================================================================================================-=
Supplemental information:
   Income taxes paid                                                                   $     7              $    17
Noncash investing activities:
   Exchange of property, plant and equipment                                           $    67              $     -
=========================================================================================================================


     The accompanying Notes are an integral part of the Combined Financial Statements.

--------------------------------------------------------------------------------
Notes to Combined Financial Statements
--------------------------------------------------------------------------------
A.   Summary of Significant Accounting Policies

Basis of Presentation
---------------------
Vodafone AirTouch Plc - U.S. Cellular and Paging operations comprise AirTouch Cellular and AirTouch Paging business units (collectively referred to herein as the "Companies"). AirTouch Cellular ("Cellular"), along with its subsidiaries, unconsolidated partnerships and corporations, and AirTouch Paging along with its wholly owned subsidiaries provide wireless telecommunications services in the United States. The majority of the revenues are provided by the U.S. cellular operations.

The Combined Financial Statements include the accounts of the Companies, their subsidiaries, and partnerships in which the Companies have direct controlling interests. AirTouch Communications, Inc. ("AirTouch), a subsidiary of Vodafone AirTouch Plc ("Vodafone"), is the sole stakeholder of the U.S. Cellular and Paging operations. These operations are organized under a variety of legal forms primarily a combination of partnerships and incorporated entities. All significant intercompany balances and transactions have been eliminated.

In June 1999, the U.S. and international operations of AirTouch were acquired by Vodafone. As a result, all net assets acquired were adjusted to their fair values in accordance with APB Opinion No. 16, "Business Combinations." Effective July 1, 1999, the Companies' combined balance sheets reflect this new basis for all assets and liabilities. See Note F, "Partnerships and Acquisitions - Vodafone AirTouch Merger," for further information.

The Combined Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applicable in the United States. Certain amounts have been reclassified to conform to Vodafone's accounting policies. Conformity with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition
-------------------
Operating revenues primarily consist of charges to customers for monthly access charges, cellular airtime usage, long distance, roamer charges, and rental income from pagers. Revenues are recognized as services are provided. Also included in operating revenues are equipment sales which are recognized upon delivery of equipment to customers. Unbilled revenues, resulting from wireless services provided from the billing cycle date to the end of each period, are estimated and recorded as receivables. Unearned monthly access charges relating to periods after each accounting period end are deferred.

Income Taxes
------------
The Companies join in filing consolidated federal income tax returns with AirTouch for all taxable periods in which a consolidated return is permitted or required. Under the joint consolidated income tax agreement, the Companies compute their current and deferred income tax liabilities on a stand-alone basis.

Deferred income taxes are recorded based on the enacted tax law and rates for the periods in which the taxes are expected to be paid. Deferred income taxes are provided for items when there is a temporary difference in recording such items for financial reporting and income tax reporting.

Employee Benefits
-----------------
The Companies' combined financial statements include pension and post retirement benefit charges based on allocations from AirTouch. The allocations are primarily based on levels of compensation and years of service of employees. The charges include current and prior service obligations.

Cash Equivalents
----------------
Cash equivalents are short-term, highly liquid, held-to-maturity investments with original maturities of 90 days or less from the date of purchase.

Inventories
-----------
Inventories are stated at cost or the lower of cost or market. Cost is determined using either the first-in, first-out or average method. Market is determined using replacement cost in accordance with industry standards.

--------------------------------------------------------------------------------
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

Property, Plant, and Equipment
------------------------------
All property, plant, and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the related lease. Land is not depreciated. Gains and losses on disposals are included in income at amounts equal to the difference between the net book value of the disposed assets and the proceeds received upon disposal. Expenditures for replacements and betterments are capitalized, while expenditures for maintenance and repairs are charged against earnings as incurred. Assets under construction are not depreciated until placed in service. Interest cost incurred during the construction period is capitalized, as discussed below in "Capitalized Interest".

Intangible Assets
-----------------
The Companies use modeling techniques on new acquisitions and long-range business plans, revised annually, to assess whether a revision of the existing estimated useful lives of intangible assets is necessary.

Goodwill. The excess of the purchase price paid over the fair value of net assets acquired in business combinations is recorded as goodwill and is amortized over its expected useful period, generally 40 years, using the straight-line method.

FCC licenses. The Federal Communications Commission ("FCC") issues cellular licenses that enable U.S. cellular carriers to provide service in specific Cellular Geographic Service Areas. A cellular license is issued conditionally for ten years. Historically, the FCC has routinely granted license renewals to licensees that have complied with applicable rules, policies, and the Communications Act of 1934, as amended. Cellular believes it has complied and intends to continue to comply with these standards.

The Companies amortize FCC licenses for U.S. cellular and paging operations and those acquired through business combinations using the straight-line method over 40 years.

Other intangible assets. Other intangible assets primarily include subscriber lists and favorable lease agreements. These intangible assets are amortized on a straight-line basis over their economic useful lives which range from two to 30 years.

Valuation of Long-Lived Assets
------------------------------
The Companies periodically evaluate the carrying value of long-lived assets and certain identifiable intangibles for impairment, when events and circumstances indicate that the book value of an asset may not be recoverable. An impairment loss is recognized whenever the review demonstrates that the book value of a long-lived asset is not recoverable.

Investments in Unconsolidated Wireless Systems
----------------------------------------------
Cellular uses the equity method of accounting for investments in all markets in which it has significant influence but does not have a direct controlling interest. Cellular uses the cost method of accounting for limited partnership interests and other unconsolidated wireless system investments in which it has a minor interest and does not exercise significant influence.

Capitalized Interest
--------------------
The Companies capitalize interest related to the construction of significant additions to property, plant, and equipment. The Companies amortize these costs over the related assets' estimated useful lives. Interest capitalized during the six months ended December 31, 1999 and June 30,1999 was not material.

Advertising Expense
-------------------
The Companies primarily expense advertising costs as incurred. Advertising expense was $108 million for the six months ended December 31,1999, and $98 million for the six months ended June 30, 1999.


B.   Accounting Changes

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires the recognition of all derivatives as either assets or liabilities and the measurement of those instruments at fair value. The implementation of SFAS No. 133 will have no impact on the Companies' financial position or results of operations. In June 1999, the FASB

--------------------------------------------------------------------------------
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which defers the effective date of SFAS No. 133 to January 1, 2001.

In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 requires certain disclosures by employers that sponsor defined benefit pension plans and defined benefit postretirement plans. The implementation of SFAS No. 132 did not have an impact on the Companies' financial position or results of operations. See Note J, "Employee Benefits" for further information.

Effective for the first quarter of 1998 the Companies implemented the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of financial statements. The implementation of SFAS No. 130 did not have an impact on the Companies' financial position or results of operations. Comprehensive income for the Companies consists of net income (loss) only.


C.   Property, Plant, and Equipment

Property, plant, and equipment consisted of:

==================================================================================================
                                                                                 December 31
                                                                            ----------------------
                                                           Depreciable
(Dollars in millions)                                     Lives (Years)             1999
--------------------------------------------------------------------------------------------------
Land                                                            -                  $    64
Buildings and leasehold improvements                         15 - 40                   568
Cellular plant and equipment                                  5 - 15                 2,470
Pagers, paging terminals, and other paging equipment          3 - 15                   155
Other equipment and furniture                                 2 -  7                   548
Construction in progress                                        -                      551
--------------------------------------------------------------------------------------------------
                                                                                     4,356
Less: accumulated depreciation                                                         298
--------------------------------------------------------------------------------------------------
Property, plant and equipment, net                                                 $ 4,058
==================================================================================================

Related depreciation expense for the six months ended December 31, 1999 was $298 million based on new asset bases arising from the Merger, as discussed in Note F, "Partnerships and Acquisitions - Vodafone AirTouch Merger." Depreciation expense for the six months ended June 30, 1999 was $319 million.

Sources of Supplies
-------------------
The Companies attempt to maintain multiple vendors for required network supplies, which are important to their operations. Currently, such supplies are acquired from only a few sources. If the suppliers are unable to meet the Companies' network equipment needs, the Companies could experience delays and increased costs or losses of potential customers, thereby, adversely affecting the operating results.

Sublease of Communications Towers
---------------------------------
In August 1999, AirTouch signed a definitive agreement with American Tower Corporation ("ATC") for the sublease of all unused space on approximately 2,100 of Cellular's communications towers, in exchange for $800 million plus a five-year warrant to purchase 3 million ATC shares at $22 per share. The transaction is being closed in phases starting in the first quarter of 2000 after obtaining the necessary consents. During the first quarter of 2000, AirTouch received approximately $449 million for closing 1,180 towers, pursuant to its agreement with ATC. In addition, ATC will manage, maintain and remarket the tower space not being used by Cellular. In February 2000, AirTouch also signed a definitive agreement with Spectrasite Holdings, Inc. ("Spectrasite") for the sublease of unused space on approximately 430 of Cellular's communications towers in exchange for $155 million. This transaction is expected to close in stages over the next six to nine months.

--------------------------------------------------------------------------------
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

AirTouch also entered into exclusive three-year build-to-suit agreements with ATC and Spectrasite that are estimated to produce new communications towers in strategic locations.

D.   Financial Instruments

Concentrations of Credit Risk
-----------------------------
Financial instruments that potentially subject the Companies to concentrations of credit risk are trade receivables. Due to the large volume and diversity of the Companies' customer base, concentrations of credit risk with respect to trade receivables are limited.

Fair Values
-----------
The Companies' financial instruments recorded on the balance sheet primarily include accounts and notes receivable and accounts payable. Due to the short maturity of these instruments, carrying amounts approximate fair values. All other financial instruments are insignificant.


E.   Investments in Unconsolidated Wireless Systems

Cellular's investments in unconsolidated wireless systems primarily include investments at equity of $6,753 million.


================================================================================
                                                      Percentage of Ownership
                                                  ------------------------------
                                                            December 31
                                                  ------------------------------
                                                                1999
--------------------------------------------------------------------------------
Equity Investments
   CMT Partners                                                 50.0%
   Nevada RSA2 Ltd. Partnership                                 50.0%
   PrimeCo Personal Communications, L.P.                        50.0%
   TOMCOM, L.P.                                                 50.0%
   Centel Cellular Company of Nevada
      Limited Partnership                                       27.8%
================================================================================

Condensed combined financial information for unconsolidated wireless systems accounted for under the equity method:

================================================================================
                                                                December 31
                                                         -----------------------
(Dollars in millions)                                              1999
--------------------------------------------------------------------------------
Current assets                                                  $     313
Noncurrent assets                                                   3,268
Current liabilities                                                  (636)
Noncurrent liabilities and minority interest                         (268)
--------------------------------------------------------------------------------
Total partners' and stockholder's capital                           2,677
Other partners' and stockholder's share of capital                  1,415
--------------------------------------------------------------------------------
Company's share of capital                                          1,262
Goodwill and other intangible items                                 5,491
--------------------------------------------------------------------------------
Equity investments in unconsolidated wireless systems           $   6,753
================================================================================

--------------------------------------------------------------------------------
Notes to Combined Dinancial Statements
--------------------------------------------------------------------------------

========================================================================================================================

                                                                                    For the 6 Months Ended
                                                                       -------------------------------------------------
                                                                              December 31                June 30
                                                                       -------------------------------------------------
(Dollars in millions)                                                             1999                    1999
------------------------------------------------------------------------------------------------------------------------
Operating revenues or equity in net income of partnership                        $   815                  $  791
Operating income (loss)                                                               20                      (4)
------------------------------------------------------------------------------------------------------------------------
Net income                                                                            20                      28
Other partners' and stockholder's share of net income                                 10                      13
------------------------------------------------------------------------------------------------------------------------
Company's share of net income                                                         10                      15
Amortization of intangibles and other adjustments                                    (90)                     (7)
------------------------------------------------------------------------------------------------------------------------
Equity in net income (loss) of unconsolidated wireless systems                   $   (80)                 $    8
========================================================================================================================


F.   Partnerships and Acquisitions

Vodafone AirTouch Merger
------------------------
On June 30, 1999 (the "Closing date"), AirTouch completed its merger with Vodafone and became a wholly owned subsidiary of Vodafone (the "Merger"). Under the terms of the Merger, owners of AirTouch common stock received five Vodafone ordinary shares in the form of 0.5 of a Vodafone American Depository Share and $9 in cash, without interest, for each share of AirTouch common stock held at closing. As a result of the Merger, Vodafone was renamed "Vodafone AirTouch Plc."

In accordance with SEC Staff Accounting Bulletin No. 70, "Push Down Basis of Accounting Required in Certain Limited Circumstances," (SAB No. 70), the Combined Balance Sheet at December 31, 1999 reflects the new basis of accounting arising from the Merger. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values on the Closing date. The purchase price allocated to the Companies at the Closing date was $31.3 billion. The purchase price allocation is set out in the table below.

================================================================================
                                                       Estimated Fair Values
                                                    ----------------------------
                                                              June 30
                                                    ----------------------------
(Dollars in millions)                                          1999
--------------------------------------------------------------------------------
Net assets acquired                                         $    3,131
Identifiable intangible assets
     Licenses                                                   23,073
     Customer lists                                              2,819
 Purchased goodwill                                              2,316
--------------------------------------------------------------------------------
Total allocated purchase price                              $   31,339
================================================================================

A deferred income tax liability of approximately $12.0 billion was also recorded. The excess of the aggregate purchase price over the estimated fair value of the net assets acquired, plus the deferred tax liability, resulted in total goodwill of approximately $14.3 billion. Certain amounts of identifiable intangible assets, their related deferred tax liabilities and goodwill have been allocated to equity investments. These amounts are reflected in the balance sheet within "Investments in unconsolidated wireless systems."

CommNet Cellular Inc. ("CommNet")
---------------------------------
In July 1999 Vodafone announced it had entered into an agreement to acquire the entire issued share capital of CommNet for a total consideration of approximately $1,364 million, being $764 million in cash and assumed debt of approximately $600 million. On September 30, 1999, CommNet's total assets were approximately $487 million and total liabilities were approximately $791 million. For the year ended September 30, 1999, CommNet had revenues of approximately $211 million and operating income of approximately $66 million. The transaction, which is not significant in respect to Cellular's operations, closed in January 2000. Cellular accounts for this transaction under the purchase method of accounting. Total intangible assets of approximately $1,427 million, which include primarily customer lists, FCC licenses and goodwill, will be amortized over their estimated useful lives ranging from 4.5 to 40 years. Goodwill includes an amount of $158 million, resulting from the recognition of deferred tax liability. CommNet is included in the U.S. cellular operations contributed to Verizon Wireless. See "Wireless Alliance with Bell Atlantic" below.

--------------------------------------------------------------------------------
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

Wireless Alliance with Bell Atlantic
------------------------------------
On April 3, 2000, Vodafone and Bell Atlantic Corp. combined their U.S. Cellular, PCS, and paging businesses. This venture, Verizon Wireless, will offer nationwide wireless services. Currently, Vodafone has an interest of approximately 65% in Verizon Wireless, but voting control rests with Bell Atlantic Corp. Pursuant to an agreement dated September 21, 1999, GTE's U.S. wireless operations will be contributed to the venture when its merger with Bell Atlantic Corp. is completed. This merger with GTE is targeted to close in the second quarter of 2000. After the GTE wireless operations have been contributed, Vodafone's interest in the joint venture will be 45%.


G.   Intangible Assets

Intangible assets consisted of:

================================================================================
                                                              December 31
                                                       -------------------------
(Dollars in millions)                                             1999
--------------------------------------------------------------------------------
Goodwill                                                        $ 12,234
FCC licenses                                                      19,462
Other                                                              2,507
--------------------------------------------------------------------------------
                                                                $ 34,203
Less: accumulated amortization                                       645
--------------------------------------------------------------------------------
                                                                $ 33,558
================================================================================

H.   Related Party Transactions

The Companies and their affiliates have entered into agreements related to their respective businesses. The Companies provided wireless services to its parent and other affiliates. The amount of revenues recorded for such services is not material.

The Companies obtained certain administrative services from AirTouch during the six months ended June 30, 1999. Effective July 1, 1999 such services were provided by Vodafone. Service costs specifically attributable to the Companies are directly charged to the Companies. Other service costs and corporate charges are allocated proportionately.

AirTouch manages a centralized cash account for its subsidiary companies. Interest is paid based on the Companies' prorated share of the account.

The Companies recorded general and administrative expenses and interest expenses for services provided by affiliates in the amount of $41 million and $50 million for the six months ended December 31, 1999, and June 30, 1999, respectively.

Balance due to affiliates was $475 million at December 31, 1999 and is recorded in amounts due to related parties in the accompanying balance sheet.

--------------------------------------------------------------------------------
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

I.   Income Taxes

The Companies are included in the consolidated tax return of AirTouch. See Note A, "Summary of Significant Accounting Policies." The components of income tax (benefit) expense for both of the periods below were:

================================================================================
                                                For the 6 Months Ended
                                        ----------------------------------------
                                              December 31          June 30
                                        ----------------------------------------
(Dollars in millions)                            1999                1999
--------------------------------------------------------------------------------
Current:
   Federal                                      $    77            $   138
   State and other taxes                             21                 40
--------------------------------------------------------------------------------
      Total current                                  98                178
--------------------------------------------------------------------------------
Deferred:
   Federal                                         (114)                 4
   State and other taxes                            (41)                (9)
--------------------------------------------------------------------------------
      Total deferred                               (155)                (5)
--------------------------------------------------------------------------------
Total income taxes                              $   (57)           $   173
================================================================================

Significant components of the combined deferred tax liabilities and assets were:

================================================================================
                                                                  December 31
                                                                ----------------
(Dollars in millions)                                                 1999
--------------------------------------------------------------------------------
Deferred tax liabilities:
   Amortization                                                    $   9,935
   Depreciation                                                          507
   Investments in U.S. partnerships                                    1,814
--------------------------------------------------------------------------------
Total                                                                 12,256
--------------------------------------------------------------------------------
Deferred tax assets:
   Net operating loss carryforward                                       (64)
   Accruals deductible when paid                                         (42)
   Accounts receivable                                                    (9)
   Other                                                                 (12)
--------------------------------------------------------------------------------
Total                                                                   (127)
Less: valuation allowance                                                  0
--------------------------------------------------------------------------------
Total, net                                                              (127)
--------------------------------------------------------------------------------
Total deferred taxes                                               $  12,129
--------------------------------------------------------------------------------

Current                                                            $     (97)
Noncurrent                                                            12,226
--------------------------------------------------------------------------------
Net deferred tax liabilities recorded in Combined Balance Sheet    $  12,129
================================================================================

The Companies believe it is more likely than not that they will generate future taxable income sufficient to fully realize future benefits from the net deferred tax assets of $127 million. The Companies generated a net operating loss ("NOL") of $182 million during the 12-month period ended December 31, 1999. The NOL carryforward period expires in 2019.

-------------------------------------------------------------------------------
Notes to Combined Financial Statements
-------------------------------------------------------------------------------

The differences each period between the statutory federal income tax rate and the effective income tax rate were:

===============================================================================
                                                       For the 6 Months Ended
-------------------------------------------------------------------------------
                                                      December 31      June 30
                                                     --------------------------
(Dollars in millions)                                    1999           1999
-------------------------------------------------------------------------------
Statutory federal income tax rate                        35.0%          35.0%
Increase (decrease) in taxes resulting from:
      State income taxes, net of federal tax benefit      7.7%           5.8%
      Nondeductible amortization                        (11.7%)          7.2%
      Other                                               1.4%           0.3%
-------------------------------------------------------------------------------
Effective income tax rate                                32.4%          48.3%
===============================================================================

J.   Employee Benefits

Defined Contribution Plan
-------------------------
The Companies sponsor a defined contribution plan (the "Retirement Plan"), which covers substantially all full-time employees. The Companies base their contributions to the Retirement Plan on a percentage of pay and on matching a portion of employee contributions. The related expense was $27 million for the six months ended December 31, 1999 and $27 million for the six months ended June 30, 1999.

Defined Benefit Pension Plan and Other Post Retirement Benefits
---------------------------------------------------------------
The Companies maintain defined benefit plans (the "Pension Plans"). Individuals who were employees at December 31, 1986, and transferees from Pacific Telesis Group, receive pension, death, and survivor benefits based on a percentage of their final five-year average pay and years of service. In 1986, the Companies discontinued the accrual of service credit for the Pension Plans' participants. Thus, pension benefits only increase as a participant's compensation increases. The Pension Plans' assets are primarily composed of mutual and index funds.

The Companies provide medical and dental benefits for eligible retired employees and their eligible dependents and also provide life insurance benefits to eligible retired employees (the "Postretirement Plan"). The Companies retain the right, subject to existing agreements and applicable legal requirements, to amend or eliminate these postretirement benefits. The accrued postretirement benefit obligation, which is principally unfunded, was recorded in the Companies' Combined Balance Sheets.

--------------------------------------------------------------------------------
Notes to Combined Financial Statements
--------------------------------------------------------------------------------

The plans' assets and obligations were:

                                                    Defined Benefit Pension Plans      Other Postretirement Benefits
                                                   ------------------------------------------------------------------------
                                                       For the 6 Months Ended            For the 6 Months Ended
                                                   ------------------------------------------------------------------------
                                                      December 31        June 30       December 31         June 30
                                                   ------------------------------------------------------------------------
(Dollars in millions)                                   1999               1999            1999               1999
---------------------------------------------------------------------------------------------------------------------------
Changes in benefit obligation:
Benefit obligation at beginning of period                47.9              59.4             19.3              19.8
Service cost                                              0.1               0.1              1.6               1.5
Interest cost                                             1.8               1.8              0.7               0.7
Amendments                                                1.3             -                  -                 -
Actuarial (gain) loss                                     5.4             (13.5)             7.5              (2.7)
---------------------------------------------------------------------------------------------------------------------------
Benefit obligation at end of period                      56.5              47.8             29.1              19.3
---------------------------------------------------------------------------------------------------------------------------
Changes in plans' assets:
Fair value of assets at beginning of period              70.9              73.4              0.1               0.1
Actual return on plans' assets                            2.3              (2.5)             -                 -
---------------------------------------------------------------------------------------------------------------------------
Fair value of assets at end of period                    73.2              70.9              0.1               0.1
---------------------------------------------------------------------------------------------------------------------------
Funded status:
Benefit obligation                                      (56.5)            (47.8)           (29.1)            (19.3)
Fair value of plans' assets                              73.2              70.9              0.1               0.1
Unrecognized transition obligation (asset)               (1.2)             (1.3)             -                 -
Unamortized prior service cost                            1.4               -                1.5               1.5
Unrecognized net actuarial (gain) loss                  (12.0)            (18.5)            (4.3)            (11.7)
---------------------------------------------------------------------------------------------------------------------------
Prepaid (accrued) benefit cost                            4.9               3.3            (31.8)            (29.4)
---------------------------------------------------------------------------------------------------------------------------
Weighted-average actuarial assumptions:
Discount rate:
   Net periodic cost                                      6.5%              6.5%             6.5%              6.5%
   Benefit obligation                                     8.0%              7.5%             8.0%              7.5%
Rate of compensation increase                             5.5%              5.5%             5.5%              5.5%
Expected long-term return on plan assets                  8.5%              8.5%             8.5%              8.5%

Components of net periodic benefit cost:
Service cost                                              0.1               0.1              1.6               1.6
Interest cost                                             1.9               1.9              0.7               0.7
Expected return on plans' assets                         (3.2)             (3.1)             -                 -
Amortization of transition obligation (asset)            (0.1)             (0.1)             -                 -
Amortization of unrecognized prior service cost           -                 -                0.1               0.1
Amortization of unrecognized net (gains) losses          (0.1)             (0.1)             -                 -
Recognized settlement (gain) loss                         -                (1.1)             -                 -
---------------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost (income)                       (1.4)             (2.4)             2.4               2.4
---------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Notes to Combined Financial Statements
-------------------------------------------------------------------------------

The estimates of the other postretirement benefits also include an escalation factor for anticipated increases in health care costs. The escalation rate was 6.5% in 1999 and decreases to 5% by 2002; it remains at that level thereafter. A one-percentage-point change in health care cost trend rates would have the following effects:

================================================================================
                                                         For the 6 Months Ended
                                                        ------------------------
                                                         December 31   June 30
                                                        ------------------------
(Dollars in millions)                                       1999         1999
--------------------------------------------------------------------------------
1% Increase
-----------
  Effect on total service and interest cost components       $ 1         $  1
  Effect on postretirement benefit obligation                $ 6         $  4

1% Decrease
-----------
  Effect on total service and interest cost component          -            -
  Effect on postretirement benefit obligation                $(5)        $ (3)
================================================================================

K.   Commitments and Contingencies

Contingencies
-------------
The Companies are parties to various legal proceedings in the ordinary course of business. The Companies believe that the ultimate outcome of these matters will not have a material adverse impact on its financial position or results of operations.

Lease Commitments
-----------------
The Companies lease various facilities and equipment under noncancelable lease arrangements. Most leases contain renewal options for varying periods. Related rent expense was $53 million, and $52 million for the six months ended December 31, 1999 and June 30, 1999, respectively.

At December 31, 1999, future minimum lease payments under noncancelable operating leases with an initial term of one year or more were:

(Dollars in millions)
===============================================================================
2000                                              $    95
2001                                                   80
2002                                                   70
2003                                                   62
2004                                                   59
Thereafter                                            209
--------------------------------------------------------------
Total minimum lease payments                      $   575
===============================================================================


Other Commitments
-----------------
At December 31, 1999, the Companies were committed to spend $469 million for the acquisition of property, plant, and equipment and purchases of cellular equipment and other items.

-------------------------------------------------------------------------------
Notes to Combined Financial Statements
-------------------------------------------------------------------------------

L.       Other Current Liabilities

Other current liabilities consisted of:

================================================================================
                                                             December 31
                                                     ---------------------------
(Dollars in millions)                                           1999
--------------------------------------------------------------------------------
Accrued liabilities                                             $259
Advanced billing and customer deposits                           160
Sales and property taxes payable                                  71
Accrued compensation and benefits                                 79
Other                                                             19
--------------------------------------------------------------------------------
Total other current liabilities                                 $588
================================================================================